Exhibit 99.1

Aimmune Therapeutics Reports Second Quarter 2015 Financial Results

-- IPO Netted $168 Million for Strong Cash Position --

-- Phase 3 Trial Planned for Early 2016 Based on Successful Phase 2 Trial --

BRISBANE, California, August 31, 2015 — Aimmune Therapeutics, Inc. (Nasdaq:AIMT), a biopharmaceutical company developing desensitization treatments for food allergies, today announced financial results for the second quarter and six months ending June 30, 2015.

“This has been a transformational year for Aimmune, and we are proud of the clinical, regulatory, and financial milestones we have achieved over the recent months,” said Stephen Dilly, M.B.B.S., Ph.D., chief executive officer of Aimmune Therapeutics. “We are preparing for and looking forward to our international registrational Phase 3 trial of AR101 for the treatment of peanut allergy, as well initiating studies for other food allergens. We’re excited to see our CODIT™ system advancing in development as we partner with physicians to desensitize patients with peanut allergy and protect them from reacting to accidental exposures to allergens.”

Recent Progress

•	In August 2015, Aimmune received approximately $168 million in net proceeds from its initial public offering.
•

In June 2015, data from a Phase 2 study (ARC001) for Aimmune’s lead investigational product, AR101 for the treatment of peanut allergy, were announced in an oral presentation at the European Academy of Allergy and Clinical Immunology (EAACI) Congress.  AR101 met its primary endpoint and additional endpoint of desensitizing patients to cumulative amounts of peanut protein of 443 mg and 1,043 mg, respectively. Of the 23 active-arm patients who completed the study, 100 percent tolerated exposure to at least 443 mg cumulative amounts of peanut protein, and 78 percent tolerated exposure to at least 1,043 mg cumulative amounts of peanut protein.

•	In June 2015, the U.S. Food and Drug Administration (FDA) granted Breakthrough Therapy Designation status to AR101 for the treatment of peanut-allergic children and adolescents 4-17 years of age.
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In June 2015, Aimmune signed a new lease for a manufacturing facility in Clearwater, Florida, which will be used to manufacture AR101 under current good manufacturing processes, or cGMP, for potential future commercial use.

Upcoming Milestones

•	Aimmune plans to initiate an international Phase 3 registrational trial (ARC003) of AR101 in children and adults with peanut allergy in early 2016.
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Aimmune’s ARC002 study is ongoing in patients who completed the Phase 2 ARC001 study.  ARC002 is an open-label study designed to evaluate the long-term safety, efficacy and tolerability of AR101. The company plans to present data from this follow-on study at a medical conference in 2016.

•	Aimmune is planning to initiate Phase 2 studies of characterized oral desensitization immunotherapy (CODIT™) product candidates for two additional food allergens in 2016.

Second Quarter 2015 Financial Results

Research and development expenses were $3.1 million for the second quarter of 2015, compared to $1.8 million for the second quarter of 2014.  For the six months ended June 30, 2015, research and development expenses were $5.2 million, compared to $3.0 million for the same period in 2014. This increase was primarily due to clinical development expenses associated with clinical trials and contract manufacturing costs for AR101.

General and administrative expenses were $4.2 million for the second quarter of 2015, compared to $1.0 million for the second quarter of 2014.  For the six months ended June 30, 2015, general and administrative expenses were $5.6 million, compared to $1.4 million for the same period in 2014. This increase was primarily due to additional personnel and consulting services to support the company’s commercialization strategy and initial public offering.

Net loss was $7.4 million for the second quarter of 2015, or $1.60 per share, compared to net loss of $2.8 million, or $0.94 per share, for the same period of the prior year.  For the six months ended June 30, 2015, net loss was $10.8 million, or $2.45 per share, compared to $4.4 million, or $1.49 per share, for the same period of the prior year.

Cash and cash equivalents totaled $58.5 million at June 30, 2015, compared to $2.3 million at December 31, 2014. In August 2015, Aimmune raised approximately $168 million in net proceeds from its initial public offering.  At August 11, 2015, Aimmune had 42,249,431 shares of common stock outstanding.

About Aimmune Therapeutics

Aimmune Therapeutics, Inc., founded in 2011 as Allergen Research Corporation (ARC), is a clinical-stage biopharmaceutical company developing treatments for peanut allergy and other food allergies. Aimmune Therapeutics’ characterized oral desensitization immunotherapy (CODIT™) system, an approach to oral immunotherapy (OIT), uses rigorously characterized product candidates with gradual, controlled up-dosing protocols to obtain clinically meaningful desensitization to food allergens. Aimmune Therapeutics recently completed a Phase 2 study of its lead product, AR101, a complex mixture of naturally occurring proteins and pharmaceutical-grade ingredients for the treatment of peanut allergy, one of the most common food allergies.  For more information, please see www.aimmune.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the timing of Aimmune’s ARC003 registrational trial and planned studies of treatments for other food allergies, the potential uses for its new manufacturing facility, and the timing and manner of presentation of the results of its ARC002 study. Risks that contribute to the uncertain nature of the forward-looking statements include: the expectation that Aimmune will incur losses for the foreseeable future and will need additional funds to finance its operations; the accuracy of the company’s estimates regarding its ability to initiate and/or complete clinical trials, the unpredictability of the regulatory process, reliance on third parties for the manufacture of the company’s product candidates; regulatory developments in the United States and foreign countries; and the company’s ability to attract and retain senior management personnel. These and other risks and uncertainties are described more fully in Aimmune’s most recent filings with the Securities and Exchange Commission, including the prospectus relating to the initial public offering dated August 5, 2015, and the Quarterly Report on Form 10-Q for the second quarter of 2015, which the company expects to file on or about August 31, 2015. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aimmune undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

AIMMUNE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)

	June 30,	December 31,
	2015	2014(1)
	(unaudited)
Assets
Cash and cash equivalents	$58,502	$2,269
Prepaid expenses	2,105	106
Total current assets	60,607	2,375
Property and equipment, net	1,253	87
Restricted cash	100	40
Other assets	114	29
Total assets	$62,074	$2,531

Liabilities and Stockholders’ Equity
Current liabilities	$3,327	$1,804
Other liabilities	784	56
Stockholders’ equity(2)	57,963	671
Total liabilities and stockholders’ equity	$62,074	$2,531

(1) Derived from the audited financial statements, included in the company’s registration statement on Form S-1 dated August 5, 2015 (File No. 333-205501).

(2) The following table sets forth the company’s stockholders’ equity as of June 30, 2015, on a pro forma basis to give effect to the convertible preferred stock and on a pro forma as adjusted basis to give further effect to the sale of 11,499,999 shares of common stock in the IPO at the initial public offering price of $16.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the company:

	As of June 30, 2015 (in thousands, except shares)
	Actual	Pro Forma	Pro Forma as Adjusted
Stockholders’ equity:
Series A convertible preferred stock, par value $0.0001 per share—13,263,967 shares authorized as of June 30, 2015; 11,003,261 shares issued and outstanding actual; no shares authorized, issued and outstanding, pro forma and pro forma as adjusted	$4,054	—	—
Series B convertible preferred stock, par value $0.0001 per share—no and 14,245,550 shares authorized as of June 30, 2015; 14,047,966 shares issued and outstanding, actual; no shares authorized, issued and outstanding, pro forma and pro forma as adjusted	79,779	—	—
Preferred stock, par value $0.0001 per share, no shares authorized, issued and outstanding, actual; 10,000,000 shares authorized, no shares issued and outstanding, pro forma and pro forma as adjusted	—	—	—
Common stock, par value $0.0001 per share—50,046,000 shares authorized, 5,698,175 shares issued and outstanding, actual; 290,000,000 shares authorized, 30,749,432 shares issued and outstanding, pro forma, and 290,000,000 shares authorized, 42,249,431 shares issued and outstanding, pro forma as adjusted	—	3	4
Additional paid-in capital	2,464	86,294	253,913
Accumulated deficit	(28,334)	(28,334)	(28,334)
Total stockholders’ equity	$57,963	$57,963	$225,583

AIMMUNE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating Expenses
Research and development(1)	$3,131	$1,801	$5,200	$3,001
General and administrative(1)	4,246	967	5,618	1,368
Total operating expenses	7,377	2,768	10,818	4,369
Loss from operations	(7,377)	(2,768)	(10,818)	(4,369)
Other income (expense), net
Interest income	1	5	1	12
Net loss and comprehensive loss	$(7,376)	$(2,763)	$(10,817)	$(4,357)
Net loss per common share, basic and diluted(2)	$(1.60)	$(0.94)	$(2.45)	$(1.49)
Shares used in computing net loss per share, basic and diluted(2)	4,618,633	2,926,665	4,422,995	2,926,665

(1) Includes employee stock-based compensation charges of:
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Research and development	$88	$4	$96	$22
General and administrative	875	11	893	9
	$963	$15	$989	$31

(2) The following common stock equivalents were excluded from the computation of diluted net loss per share for the periods presented because their inclusion would have been antidilutive:
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Convertible preferred stock	25,051,257	13,263,967	21,713,994	13,263,967
Stock options	1,942,218	2,247,212	3,672,867	2,247,212

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Contacts:

Investors

Amy Figueroa

(650) 352-1039

investorrelations@aimmune.com

Media

Amanda Breeding, Edelman

(415) 229-7649

amanda.breeding@edelman.com